UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

Kayne Anderson BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01363	83-0531326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 (713) 493-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KBDC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 22, 2025, Kayne Anderson BDC, Inc. (the “Company”) reached a conditional agreement with institutional investors relating to a private placement of $200 million of senior unsecured notes (the “Series C, D and E Notes”). The private placement is expected to close on or about September 9, 2025, and consisted of $40 million of floating rate Series C Notes with an interest rate of SOFR plus 2.32% per annum due June 2028; $60 million of 5.80% Series D Notes due June 2028 and $100 million of 6.15% Series E Notes due October 2030. Net proceeds from the offering will be used to refinance existing debt and for general corporate purposes.

In connection with the Series D and Series E Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominantly floating rate loans. Under the interest rate swap agreement related to the Series D Notes, the Company receives a fixed interest rate of 5.80% per annum and pays a floating interest rate of SOFR plus 2.37% per annum on the $60 million of the Series D Notes. Under the interest rate swap agreement related to the Series E Notes, the Company receives a fixed interest rate of 6.15% per annum and pays a floating interest rate of SOFR plus 2.6565% per annum on the $100 million of the Series E Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Closing of this transaction is subject to investor due diligence, legal documentation and other standard closing conditions. The Series C, D and E Notes issued in connection with this private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON BDC, INC.

Date: August 26, 2025	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer and Treasurer

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